FOR IMMEDIATE RELEASE:

Blonder Tongue Appoints Charles E. Dietz to Board of Directors

OLD BRIDGE, New Jersey—September 20, 2011—Blonder Tongue Laboratories, Inc. (NYSE Amex:BDR) today announced the appointment of Charles E. Dietz to its Board of Directors, effective September 14, 2011.  Mr. Dietz’s appointment fills the Class III vacancy created by the death on April 1, 2011 of director Robert B. Mayer.  Mr. Dietz will join the Board as an independent director, as defined by the NYSE AMEX Company Guide.

Mr. Dietz is a long time veteran of the cable industry.  He is presently an independent cable industry consultant, providing clients advice with cable system evaluation, design, and digital transition.  He is a member of the Society of Cable Telecommunications Engineers and the Cable TV Pioneers.  From 1996 through 2008, Mr. Dietz served as Senior Vice President of Engineering at Insight Communications, a multiple system operator.  Beginning in 2001 and until his retirement from Insight, Mr. Dietz also served as Insight’s Chief Technical Officer, responsible for all technical aspects of the company’s operations, including technology development and implementation, system construction and maintenance, purchasing and technical regulatory compliance.  During his tenure at Insight, Mr. Dietz participated in growing the company from 165,000 subscribers to more than 1,400,000.

Prior to his position at Insight, Mr. Dietz spent 22 years with Vision Cable Communications, a multiple system operator with 15 regional cable systems serving more than 525,000 subscribers.  While at Vision Cable, Mr. Dietz served in various positions, including Vice President – Operations.  Mr. Dietz transitioned with Vision when it was acquired by Newhouse Broadcasting and oversaw Vision’s entry into the telecommunications business, until its partnership with Time Warner Cable in 1995.

James A. Luksch, Chairman and Chief Executive Officer, said, "Charlie’s insight and experience, developed through his long history with the cable industry, from climbing poles to serving on NCTA and CableLabs committees, will be invaluable to Blonder Tongue and our strategic plan.  He knows the MSO business.  He has a stellar reputation throughout our industry and can help guide us, as he helped guide Vision and Insight.  We are thrilled to have him as part of our Board.”

Blonder Tongue Laboratories, Inc. provides system operators and integrators serving the cable, broadcast, satellite, IPTV, institutional and professional video markets with comprehensive solutions for the provision of content contribution, distribution and video delivery to homes and businesses. With over 60 years of experience, the company designs, manufactures, sells and supports an equipment portfolio of standard and high definition digital video solutions, as well as core analog video and high speed data solutions for distribution over coax, fiber and IP networks. Additional information on Blonder Tongue and its products can be found at www.blondertongue.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2010 (See Item 1: Business, Item 1A: Risk Factors and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference.  The words “believe”, “expect”, “anticipate”, “indications”, “should”, “project”, and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

James A. Luksch
Chief Executive Officer
jluksch@blondertongue.com

(732) 679-4000